Exhibit 99.01
Cadence Reports Second Quarter 2018 Financial Results
SAN JOSE, Calif. — July 23, 2018 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today reported its results under new revenue rules, ASC Topic 606. For the second quarter of 2018, Cadence reported revenue of $518 million, GAAP net income of $75 million, or $0.27 per share on a diluted basis, and non-GAAP net income (as defined below), of $126 million, or $0.45 per share on a diluted basis.
Cadence also reported its results under the old revenue rules, ASC Topic 605, for easier comparison with prior results, all of which were reported under ASC Topic 605.
Under ASC Topic 605, for the second quarter of 2018, Cadence reported revenue of $515 million, compared to revenue of $479 million reported for the same period in 2017. On a GAAP basis, Cadence recognized net income of $73 million, or $0.26 per share on a diluted basis, in the second quarter of 2018, compared to net income of $69 million, or $0.25 per share on a diluted basis for the same period in 2017. Using the non-GAAP measure defined below, net income for the second quarter of 2018 was $124 million, or $0.44 per share on a diluted basis, as compared to non-GAAP net income of $94 million, or $0.34 per share on a diluted basis, for the same period in 2017.
“Multiple technology waves, especially machine learning, are driving increased design activity and our System Design Enablement strategy is perfectly positioned to benefit from these across multiple verticals” said Lip-Bu Tan, chief executive officer. “We had notable wins in Aerospace & Defense and introduced Cadence Cloud, the industry’s first broad cloud portfolio for the development of electronic systems and semiconductors.”
“Consistent execution delivered good results for Cadence again this quarter. We continue to lead with innovation, making Cadence products increasingly mission critical to our customers, while our efforts to continually improve operational efficiency results in increased profitability flowing through to free cash flow,” said John Wall, senior vice president and chief financial officer.
CFO Commentary
Commentary on the second quarter 2018 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
The outlook provided below is on an ASC Topic 606 basis, which Cadence has adopted for its fiscal year 2018 using the modified retrospective transition method. As required by the new standard, the company will report revenue under both methods for the 2018 transition year.
For the third quarter of 2018, the company expects total revenue in the range of $510 million to $520 million. Third quarter GAAP net income per diluted share is expected to be in the range of $0.22 to $0.24. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.40 to $0.42.
For 2018, the company expects total revenue in the range of $2.070 billion to $2.090 billion. On a GAAP basis, net income per diluted share for 2018 is expected to be in the range of $0.95 to $1.01. Using the non-GAAP measure defined below, net income per diluted share for 2018 is expected to be in the range of $1.64 to $1.70.
For 2018, the company is forecasting a non-GAAP income tax rate of 16 percent, down from 23 percent used in 2017, primarily resulting from the tax rate reduction.
For comparison purposes, the company expects the outlook at the midpoint for 2018 on the prior ASC Topic 605 basis to be as follows: revenue of $2.105 billion, GAAP net income per diluted share of $1.06 and non-GAAP net income per diluted share of $1.74.
A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included in this release.

Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, and John Wall, senior vice president and chief financial officer, will host the second quarter 2018 financial results audio webcast today, July 23, 2018, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 23, 2018 at 5 p.m. (Pacific) and ending September 14, 2018 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence enables electronic systems and semiconductor companies to create the innovative end products that are transforming the way people live, work and play. Cadence® software, hardware and semiconductor IP are used by customers to deliver products to market faster. The company’s System Design Enablement strategy helps customers develop differentiated products—from chips to boards to systems—in mobile, consumer, cloud datacenter, automotive, aerospace, IoT, industrial and other market segments. Cadence is listed as one of Fortune Magazine's 100 Best Companies to Work For. Learn more at cadence.com.
Cadence and the Cadence logo are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s second quarter 2018 financial results and outlook for 2018, as well as the information in the Business Outlook section, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence’s customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect cash flow, liquidity, reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party. In addition, the actual timing and amount of Cadence's repurchase of its common stock under the existing authorization will be subject to business and market conditions, corporate and regulatory requirements, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
(unaudited)	ASC 606	ASC 605	ASC 605
	June 30, 2018	June 30, 2018	July 1, 2017
(in thousands)
Net income on a GAAP basis	$75,149	$73,072	$69,127
Amortization of acquired intangibles	13,509	13,509	14,704
Stock-based compensation expense	40,956	40,956	30,482
Non-qualified deferred compensation expenses	468	468	756
Restructuring and other credits	(447)	(447)	(929)
Acquisition and integration-related costs	6,765	6,765	651
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(1,013)	(1,013)	(855)
Income tax effect of non-GAAP adjustments	(9,166)	(8,961)	(19,861)
Net income on a non-GAAP basis	$126,221	$124,349	$94,075

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
(unaudited)	ASC 606	ASC 605	ASC 605
	June 30, 2018	June 30, 2018	July 1, 2017
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.27	$0.26	$0.25
Amortization of acquired intangibles	0.05	0.05	0.05
Stock-based compensation expense	0.14	0.14	0.11
Non-qualified deferred compensation expenses	—	—	—
Restructuring and other credits	—	—	—
Acquisition and integration-related costs	0.02	0.02	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	—	—
Income tax effect of non-GAAP adjustments	(0.03)	(0.03)	(0.07)
Diluted net income per share on a non-GAAP basis	$0.45	$0.44	$0.34
Shares used in calculation of diluted net income per share — GAAP**	280,774	280,774	279,526
Shares used in calculation of diluted net income per share — non-GAAP**	280,774	280,774	279,526

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning September 14, 2018, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s third quarter 2018 earnings release is published, which is currently scheduled for October 22, 2018.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
June 30, 2018 and December 30, 2017
(In thousands)
(Unaudited)

	June 30, 2018	December 30, 2017
Current assets:
Cash and cash equivalents	$819,540	$688,087
Short-term investments	5,842	4,455
Receivables, net of allowances of $1,015 and $0, respectively	219,072	190,426
Inventories	28,558	33,209
Prepaid expenses and other	56,042	63,811
Total current assets	1,129,054	979,988
Property, plant and equipment, net of accumulated depreciation of $677,737 and $658,377, respectively	252,193	251,342
Goodwill	663,320	666,009
Acquired intangibles, net of accumulated amortization of $308,055 and $297,456, respectively	251,385	278,835
Long-term receivables	4,740	12,239
Other assets	227,173	230,301
Total assets	$2,527,865	$2,418,714
Current liabilities:
Revolving credit facility	$—	$85,000
Current portion of long-term debt	299,879	—
Accounts payable and accrued liabilities	243,158	221,101
Current portion of deferred revenue	327,078	336,297
Total current liabilities	870,115	642,398
Long-term liabilities:
Long-term portion of deferred revenue	46,912	61,513
Long-term debt	344,939	644,369
Other long-term liabilities	77,911	81,232
Total long-term liabilities	469,762	787,114
Stockholders’ equity	1,187,988	989,202
Total liabilities and stockholders’ equity	$2,527,865	$2,418,714

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Six Months Ended June 30, 2018 and July 1, 2017
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Revenue:
Product and maintenance	$487,870	$443,847	$968,479	$895,254
Services	30,521	35,154	67,225	60,658
Total revenue	518,391	479,001	1,035,704	955,912
Costs and expenses:
Cost of product and maintenance	40,127	38,829	81,857	82,546
Cost of services	18,833	22,003	40,312	40,078
Marketing and sales	109,300	103,897	218,448	207,244
Research and development	219,129	195,901	443,314	394,187
General and administrative	34,875	32,774	68,174	64,590
Amortization of acquired intangibles	3,518	3,836	7,148	7,692
Restructuring and other credits	(447)	(929)	(2,438)	(2,717)
Total costs and expenses	425,335	396,311	856,815	793,620
Income from operations	93,056	82,690	178,889	162,292
Interest expense	(6,669)	(6,248)	(13,644)	(12,727)
Other income, net	3,638	924	2,949	1,983
Income before provision for income taxes	90,025	77,366	168,194	151,548
Provision for income taxes	14,876	8,239	20,160	14,162
Net income	$75,149	$69,127	$148,034	$137,386
Net income per share - basic	$0.27	$0.25	$0.54	$0.51
Net income per share - diluted	$0.27	$0.25	$0.53	$0.49
Weighted average common shares outstanding - basic	273,564	271,887	273,703	271,030
Weighted average common shares outstanding - diluted	280,774	279,526	281,247	278,631

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2018 and July 1, 2017
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2018	July 1, 2017
Cash and cash equivalents at beginning of period	$688,087	$465,232
Cash flows from operating activities:
Net income	148,034	137,386
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,282	58,304
Amortization of debt discount and fees	586	633
Stock-based compensation	78,857	57,918
Gain on investments, net	(2,136)	(2,083)
Deferred income taxes	1,664	4,813
Provisions for losses on receivables	1,015	—
Other non-cash items	462	2,157
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(2,606)	6,342
Inventories	1,932	2,535
Prepaid expenses and other	13,294	(1,557)
Other assets	5,622	(8,790)
Accounts payable and accrued liabilities	(11,832)	(21,995)
Deferred revenue	71,667	18,733
Other long-term liabilities	(2,928)	174
Net cash provided by operating activities	362,913	254,570
Cash flows from investing activities:
Proceeds from the sale of available-for-sale securities	—	189
Purchases of property, plant and equipment	(31,105)	(27,488)
Net cash used for investing activities	(31,105)	(27,299)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	50,000
Payment on revolving credit facility	(85,000)	(100,000)
Payment of debt issuance costs	—	(793)
Proceeds from issuance of common stock	25,656	29,967
Stock received for payment of employee taxes on vesting of restricted stock	(30,125)	(25,819)
Payments for repurchases of common stock	(100,025)	—
Change in book overdraft	(3,867)	—
Net cash used for financing activities	(193,361)	(46,645)
Effect of exchange rate changes on cash and cash equivalents	(6,994)	10,140
Increase in cash and cash equivalents	131,453	190,766
Cash and cash equivalents at end of period	$819,540	$655,998

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	ASC 605					ASC 605		ASC 606
	2017					2018		2018
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q1	Q2
Americas	45%	45%	45%	44%	44%	45%	45%	45%	46%
Asia	26%	28%	27%	28%	27%	26%	26%	27%	26%
Europe, Middle East and Africa	20%	19%	19%	20%	20%	21%	21%	20%	20%
Japan	9%	8%	9%	8%	9%	8%	8%	8%	8%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	ASC 605					ASC 605		ASC 606
	2017					2018		2018
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q1	Q2
Functional Verification, including Emulation and Prototyping Hardware	23%	23%	21%	23%	22%	26%	23%	26%	23%
Digital IC Design and Signoff	29%	30%	30%	29%	29%	29%	29%	30%	30%
Custom IC Design	26%	26%	28%	26%	27%	26%	26%	26%	26%
System Interconnect and Analysis	10%	10%	10%	10%	10%	9%	10%	9%	9%
IP	12%	11%	11%	12%	12%	10%	12%	9%	12%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
As of July 23, 2018
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending September 29, 2018	Year Ending December 29, 2018	Year Ending December 29, 2018
	ASC 606 Forecast	ASC 606 Forecast	ASC 605 Forecast **
Diluted net income per share on a GAAP basis	$0.22 to $0.24	$0.95 to $1.01	~$1.06
Amortization of acquired intangibles	0.05	0.19	0.19
Stock-based compensation expense	0.17	0.60	0.60
Restructuring and other charges (credits)	—	(0.01)	(0.01)
Acquisition and integration-related costs	0.02	0.09	0.09
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)	(0.01)
Income tax effect of non-GAAP adjustments	(0.06)	(0.17)	(0.18)
Diluted net income per share on a non-GAAP basis†	$0.40 to $0.42	$1.64 to $1.70	~$1.74

Cadence Design Systems, Inc.
As of July 23, 2018
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending September 29, 2018	Year Ending December 29, 2018	Year Ending December 29, 2018
($ in millions)	ASC 606 Forecast	ASC 606 Forecast	ASC 605 Forecast **
Net income on a GAAP basis	$61 to $67	$267 to $283	~$298
Amortization of acquired intangibles	13	54	54
Stock-based compensation expense	47	169	169
Restructuring and other charges (credits)	—	(2)	(2)
Acquisition and integration-related costs	6	26	26
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(2)	(2)
Income tax effect of non-GAAP adjustments	(16)	(49)	(51)
Net income on a non-GAAP basis†	$111 to $117	$463 to $479	~$492

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**	As required by the new standard, Cadence will report revenue under both methods for the 2018 transition year. ASC Topic 605 forecast at midpoint.